Exhibit 99.1

Atossa Genetics Announces Third Quarter 2012 Financial Results

Prepares for National Roll Out of ForeCYTE Breast Health Test for

Breast Cancer Risk Assessment

SEATTLE, December 20, 2012 – Atossa Genetics, Inc. (NASDAQ: ATOS) today announced financial results for the third quarter of 2012, ended September 30, 2012.

“During the third quarter of 2012, we successfully completed our initial public offering of 800,000 shares at $5.00 per share, the midpoint of our price range. The proceeds from the IPO will enable us to accelerate the national roll-out of our first FDA-cleared and marketed product, the ForeCYTE Breast Health Test for breast cancer risk assessment,” stated Steven C. Quay, M.D., Ph.D., Chairman, President and CEO. “Our IPO was the only biotech IPO priced in the month of November and was priced in the immediate aftermath of Hurricane Sandy. I believe this is a testament to the strength of our business model and the significant revenue and earnings potential of Atossa Genetics over the next several years as we pursue the further commercialization of the ForeCYTE and ArgusCYTE tests with the 5,000-strong launch team through our marketing partner, Diagnostics Testing Group, LLC, the commercialization of two new tests in 2013, and the advancement of our intraductal therapeutics program to safely and effectively treat pre-cancerous breast lesions.”

Third Quarter 2012 Results

Total revenues for the third quarter of 2012 were $105,576, comprising $104,011 in diagnostic testing services and $1,565 in product sales, versus no revenues for the third quarter of 2011. The ForeCYTE and ArgusCYTE tests were launched through a field experience trial beginning in December 2011 and are expected to be rolled out nationally starting in early 2013.

Gross margin for the third quarter was 86 percent on gross profit of $90,499.

Operating expenses are comprised of selling, general and administrative (SG&A) expenses and research and development. For the third quarter of 2012, total operating expenses were $1.23 million versus $1.27 million for the third quarter of 2011.

Net loss for the third quarter ended September 30, 2012, was $1.14 million, or ($0.10) per share, versus a net loss of $1.27 million, or ($0.11) per share, for the year-ago quarter.

As of September 30, 2012, the Company had cash and cash equivalents of $418,570 versus $1.91 million at the end of December 2011. The company completed its IPO in November 2012, raising $4.0 million in gross proceeds prior to expenses and net proceeds of approximately $3.5 million.

Corporate Highlights

•	Two FDA-cleared products launched through a field experience trial: ForeCYTE Breast Health Test for breast cancer risk assessment and ArgusCYTE Breast Health Test for detection of circulating breast tumor cells. Two additional tests are slated for launch in 2013: FullCYTE, designed to assess the individual breast ducts for pre-cancerous changes in women previously identified to be at high risk for breast cancer, and NextCYTE, designed to profile breast cancer specimens for prediction of treatment outcomes and distant recurrence in women newly diagnosed with breast cancer.

•	Wholly owned, CLIA-Certified Laboratory, the National Reference Laboratory for Breast Health, established in Seattle.

•	The Company completed its Initial Public offering of 800,000 shares at $5.00 per share on November 14, 2012, raising $4.0 million in gross proceeds before expenses and net proceeds of approximately $ 3.5 million.

•	Entered into a co-exclusive marketing agreement with Diagnostics Testing Group, LLC, (DTG) for the supply and distribution of the ForeCYTE Breast Health System under the DTG Clarity brand for the sale and placement of the Clarity branded ForeCYTE product line with leading medical distributors. Collectively, these distributors have over 5,000 employee sales representatives and/or independent sales representatives selling their products.

•	Entered into an agreement with MultiPlan, Inc. for diagnostic laboratory testing involving Atossa’s tests. Approximately 20 percent of Americans are covered by MultiPlan. Atossa will participate in the MultiPlan, PHCS and PHCS Savility Networks. The agreement will give MultiPlan’s participating providers and their patients access to Atossa’s tests. Atossa anticipates that the agreement with MultiPlan will help ensure that more doctors and their patients have access to the ForeCYTE and ArgusCYTE Breast Health Tests and that patients will receive insurance reimbursement for the laboratory costs associated with these tests.

•	Sponsored the first inaugural steering committee meeting of the International Society for Cancer Risk Assessment and Management (ISC-RAM). The ISC-RAM is first society focused on advancing the knowledge of cancer risk assessment and education globally.

•	Presented at the 2nd Annual Cancer Genome Summit. The presentation focused on breast cancer prevention through the diagnosis and treatment of the abnormal cells that are the precursors of cancer.

•	Hired Christopher Destro as Vice President of Sales and Marketing. Mr. Destro is an industry veteran with over 16 years of successful sales and client management expertise within the clinical sector of diagnostic biotechnology.

•	Atossa will present at the following upcoming conferences: OneMedForum on Tuesday, January 8, 2013, at 4:00 pm Pacific Time in San Francisco; Biotech Showcase on Wednesday, January 9, 2013, at 10:00 am Pacific Time in San Francisco; and the Personalized Medicine World Conference on Monday, January 28, 2013, in Mountain View, CA.

About Atossa Genetics, Inc.

Atossa Genetics, Inc., The Breast Health Company™, is based in Seattle, WA, and is focused on preventing breast cancer through the commercialization of patented, FDA-cleared diagnostic medical devices and patented, laboratory developed tests (LDT) that can detect precursors to breast cancer up to eight years before mammography, and through research and development that will permit it to commercialize treatments for pre-cancerous lesions.

The National Reference Laboratory for Breast Health (NRLBH), a wholly owned subsidiary of Atossa Genetics, Inc., is a CLIA-certified high-complexity molecular diagnostic laboratory located in Seattle, WA, that provides the patented ForeCYTE Breast Health Test, a risk assessment test for women 18 to 73 years of age akin to the Pap Smear, and the ArgusCYTE Breast Health Test, a blood test for recurrence in breast cancer survivors that provides a "liquid biopsy" for circulating cancer cells and a tailored treatment plan for patients and their caregivers.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Atossa’s plans, expectations, projections, potential opportunities, goals and objectives are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with the efficacy of Atossa’s products and services, the use of proceeds from Atossa’s initial public offering, statements regarding the status of the going concern qualification of Atossa’s financial statements by its auditors, the ability of Atossa to fund its planned activities, the market demand for and acceptance of Atossa’s products and services, uncertainty relating to Atossa’s future revenues and profitability, the timing for a national launch of Atossa’s diagnostic tests, and other risks detailed from time to time in the Atossa’s final prospectus, dated November 7, 2012, filed with the U.S. Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, and Atossa undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

-TABLES FOLLOW-

Contact:

Atossa Genetics, Inc.

Steven C. Quay, M.D., Ph.D., FCAP

Chairman, President and CEO of Atossa Genetics and

Director of the National Reference Laboratory for Breast Health

800-351-3902

Steven.Quay@AtossaGenetics.com

Matthew D. Haines (Investors and Media)

Managing Director

MBS Value Partners

212-710-9686

Matt.Haines@mbsvalue.com

ATOSSA GENETICS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
Assets	2012	2011
	(Unaudited)	(Audited)
Current Assets
Cash and cash equivalents	$418,570	$1,910,821
Restricted cash	250,000	1,000,000
Accounts receivable	175,408	1,224
Prepaid expense	39,975	31,184
Rental deposits	1,500	2,200
Total Current Assets	885,453	2,945,429

Fixed Assets
Furniture and Equipment, net	67,497	80,467
Total Fixed Assets	67,497	80,467

Other Assets
Security deposit	36,446	5,157
Intangible assets, net	4,703,078	40,841
Total Other Assets	4,739,524	45,998

Total Assets	$5,692,474	$3,071,894

Liabilities and Stockholders' Equity

Current Liabilities
Line of Credit	$250,000	$1,000,000
Accounts payable	72,100	64,766
Accrued expenses	1,888,344	442,329
Note payable - related party	80,453	5,078
Total Current Liabilities	2,290,897	1,512,173

Stockholders' Equity
Preferred stock - $.001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock - $.001 par value; 75,000,000 shares authorized, 12,119,367 shares issued and outstanding	12,119	11,257
Additional paid-in capital	11,415,761	6,200,520
Accumulated deficit	(8,026,303)	(4,652,056)
Total Stockholders' Equity (Deficit)	3,401,577	1,559,721

Total Liabilities and Stockholders' Equity	$5,692,474	$3,071,894

ATOSSA GENETICS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,		From April 30, 2009 (Inception)
	2012	2011	2012	2011	Through September 30, 2012

Revenue
Diagnostic Testing Service	$104,011	$-	$376,696	$-	$376,696
Product Sales	1,565	-	6,690	-	8,190
Total Revenue	105,576	-	383,386	-	384,886

Cost of Revenue
Diagnostic Testing Service	(9,000)	-	(29,985)	-	(29,985)
Product Sales	-	-	-	-	(5,164)
Total Cost of Revenue	(9,000)	-	(29,985)	-	(35,149)

Loss on Reduction of Inventory to LCM	(6,077)	-	(29,884)	-	(121,910)

Gross Profit	90,499	-	323,517	-	227,827

Selling expenses	(87,704)	-	(281,971)	-	(455,026)
General and Administrative expenses	(1,138,467)	(1,274,189)	(3,405,198)	(2,231,906)	(7,766,497)
Total operating expenses	(1,226,171)	(1,274,189)	(3,687,169)	(2,231,906)	(8,221,523)

Operating Loss	(1,135,672)	(1,274,189)	(3,363,652)	(2,231,906)	(7,993,694)

Interest Income	46	2,267	1,219	3,428	6,588
Interest Expense	(7,756)	(758)	(11,816)	(8,388)	(38,947)

Net Loss before Income Taxes	(1,143,382)	(1,272,680)	(3,374,249)	(2,236,866)	(8,026,053)

Income Taxes	-	-	-	-	250

Net Loss	$(1,143,382)	$(1,272,680)	$(3,374,249)	$(2,236,866)	$(8,026,303)

Loss per common share - basic and diluted	$(0.10)	$(0.11)	$(0.30)	$(0.27)	$(1.05)
Weighted average shares outstanding, basic & diluted	11,256,867	11,256,867	11,256,867	8,394,219	7,657,400